Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-109881), the Registration Statements on Form S-3 (Nos. 333-35366, 333-51176 and 333-108646) and the Registration Statements on Form S-8 (Nos. 333-28277, 333-46691, 333-77961, 333-90091, 333-31026, 333-36374, 333-48844, 333-55092, 333-98779 and 333-101704) of Pumatech, Inc. of our report dated October 20, 2003 relating to the financial statements of Spontaneous Technology, Inc., which appears in this Current Report on Form 8-K/A of Pumatech, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

Salt Lake City, Utah October 28, 2003